Exhibit 99.2
On November 28, 2005 Section 1 of Article III of the by-laws of Commonwealth Edison Company was amended in its entirety to read as follows:
     “Section 1. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors. The number of Directors of the Company shall be not less than four nor more than nine as shall be determined from time to time by resolution of the Board of Directors or by action of the stockholders. The Directors shall be elected at each annual meeting of the stockholders, but if for any reason the election shall not be held at an annual meeting, it may be subsequently held at any special meeting of the stockholders called for that purpose after proper notice. Unless otherwise established at the time of their election, the Directors so elected shall hold office until the next annual meeting of stockholders and thereafter until their respective successors, willing to serve, shall have been elected and qualified. Directors need not be residents of the State of Illinois or stockholders of the Company.”